AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997.


                                                   REGISTRATION NO. 333-
     ===========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  ------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)

                      DELAWARE                            41-0423660
            (State or other jurisdiction               (I.R.S. Employer
         of incorporation or organization)            Identification No.)


                               400 NORTH FOURTH STREET
                            BISMARCK, NORTH DAKOTA  58501
                                    (701) 222-7900
            (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                  ------------------

                              MDU RESOURCES GROUP, INC.
                              1997 NON-EMPLOYEE DIRECTOR
                               LONG-TERM INCENTIVE PLAN
                               (Full title of the Plan)

                                  ------------------


       HAROLD J. MELLEN, JR.      WARREN L. ROBINSON       RICHARD M. FARMER
        President and Chief        Vice President,         Reid & Priest LLP
         Executive Officer            Treasurer           40 West 57th Street
        MDU Resources Group,     and Chief Financial       New York, New York
                Inc.                   Officer                   10019
      400 North Fourth Street    MDU Resources Group,        (212) 603-2000
      Bismarck, North Dakota             Inc.
               58501           400 North Fourth Street
           (701) 222-7900      Bismarck, North Dakota
                                        58501
                                    (701) 222-7900
       (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


                                  ------------------

                           CALCULATION OF REGISTRATION FEE
      ========================================================================
                                         PROPOSED      PROPOSED
                           AMOUNT TO     MAXIMUM        MAXIMUM
           TITLE OF            BE        OFFERING      AGGREGATE     AMOUNT OF
       SECURITIES TO BE    REGISTERED     PRICE        OFFERING    REGISTRATION
          REGISTERED          (1)       PER SHARE        PRICE          FEE
     -------------------------------------------------------------------------
      Common Stock,         200,000   $24.0625(2)    $4,812,500(2)    $1,459
      $3.33 par value       shares
     -------------------------------------------------------------------------
      Preference Share      200,000       --              --            -- (3)
      Purchase Rights       rights
     =========================================================================

     (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
     (2) Based on the average of the high and the low prices of the composite tape on May 22, 1997, pursuant to Rule 457(c).
     (3) Since no separate consideration is paid for the Preference Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

     ===========================================================================

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by MDU Resources Group, Inc. (Company) with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated herein by reference:

             (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

             (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF COMMON STOCK AND PREFERENCE SHARE PURCHASE RIGHTS.

        The Company's authorized capital stock consists of 75,000,000 shares of Common Stock, $3.33 par value; 500,000 shares of Preferred Stock, $100 par value; 1,000,000 shares of Preferred Stock A, without par value; and 500,000 shares of Preference Stock, without par value.

        There presently are no shares of Preference Stock or Preferred Stock A outstanding. At March 31, 1997, there were outstanding 28,606,128 shares of Common Stock; 19,000 shares of 5.10% Preferred Stock; 100,000 shares of 4.50% Preferred Stock; and 50,000 shares of 4.70% Preferred Stock.

        The following statements are summaries of certain provisions with respect to the Common Stock of the Company contained in its Certificate of Incorporation, as amended, as affected by certain rights of the holders, if any, of the Company's Preferred Stock, Preferred Stock A and Preference Stock and by certain provisions of its Indenture of Mortgage, dated May 1, 1939, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 (Indenture of Mortgage). Such statements, which do not purport to be complete, are subject in all respects to the full provisions of the Certificate of Incorporation, as amended, and the Indenture of Mortgage, to which reference is made, and to the laws of the State of Delaware. Reference is also made to the Rights Agreement, dated as of November 3, 1988 (Rights Agreement), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent.

        Dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor but only if full dividends on all outstanding series of the Preferred Stock, Preferred Stock A and Preference Stock for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such Preferred Stock, Preferred Stock A or Preference Stock have been paid or provided for. The Company's Indenture of Mortgage contains certain restrictions upon, among other things, the payment or declaration of cash dividends on shares of the Company's Common Stock.

        The holders of the Common Stock have exclusive voting rights on the basis of one vote per share, except as may be fixed and determined by the Board of Directors in respect of series of the Preferred Stock and Preferred Stock A, or as set forth in the Certificate of Incorporation, as amended, with respect to the Preference Stock or as otherwise provided by law.

        Whenever the cumulative dividends on outstanding series of the Preferred Stock, Preferred Stock A or Preference Stock are in default and unpaid, in whole or in part, for a period of one year, the holders of the Preferred Stock and Preferred Stock A, or Preference Stock, as the case may be, shall be entitled to the same voting rights as the holders of the Common Stock, namely one vote for each share of Preferred Stock, Preferred Stock A or Preference Stock held, which right continues until all arrears in the payment of the cumulative dividends shall have been paid and the dividends thereon for the current dividend period shall have been declared and the funds for the payment thereof set aside. In addition, the consent of the holders, if any, of specified percentages of certain series of the Preferred Stock and Preferred Stock A is required in connection with certain amendments to the Company's Certificate of Incorporation, as amended, and certain increases in authorized amounts or changes in stock senior to the Common Stock.

        The holders of the Common Stock are entitled in liquidation to share ratably in the assets of the Company after required preferential payments to the holders, if any, of the Preferred Stock, Preferred Stock A and Preference Stock.

        The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding Common Stock is fully paid and nonassessable.

        The Company's Certificate of Incorporation, as amended, contains certain provisions which make it difficult to obtain control of the Company through transactions not having the approval of the Board of Directors, including:

          A provision providing for classification of the Board into three classes comprised of as nearly equal a number of directors as possible, establishing the method of filling any vacancies, and providing that directors may be removed only for cause;

          A provision requiring the affirmative vote of 80% of the outstanding shares of all classes of capital stock of the Company entitled to vote for directors in order to authorize certain "Business Combinations." Any such Business Combination will also be required to meet certain "fair price" and procedural requirements. Neither an 80% stockholder vote nor "fair price" will be required for any Business Combination which has been approved by two-thirds of the "Continuing Directors;"

          A provision permitting the Board of Directors to consider certain specified factors in determining whether or not to approve certain Business Combinations;

          A provision requiring that action by stockholders be taken only at a stockholders' meeting and limiting the ability of stockholders to call a special meeting; and

          A provision providing that certain Articles of the Certificate of Incorporation, as amended, cannot be altered except by 80% of the stockholders entitled to vote unless approved by two-thirds of the Continuing Directors.

          The Common Stock is listed on the New York and Pacific Stock Exchanges (symbol: MDU).

        The Transfer Agent and Registrar for the Common Stock is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.

        The Company has adopted a Preference Share Purchase Rights Plan (Rights
     Plan). Each Right entitles the registered holder, until the earlier of November 18, 1998 and the redemption of the Rights, to purchase from the Company two-thirds of one one-hundredth (one one-hundred-and-fiftieth) of a share of Series A Preference Stock (Preference Share) at an exercise price of $50 per one one-hundredth ($33.33 per one one-hundred-and-fiftieth) of a Preference Share (Purchase Price), subject to certain adjustments.

        Capitalized terms used in the following description and not otherwise defined herein have the meanings set forth in the Rights Agreement.

        The Rights initially are represented by the certificates for Common Stock and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

        In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement, such number of shares of common stock of the acquiring company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the common stock of the acquiring company on the date of consummation of such merger or other business combination.

        In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at a price equal to the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement and in lieu of Preference Shares, such number of shares of Common Stock of the Company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and
     (ii) dividing that product by 50% of the then current per share market price of the Company's Common Stock on the date such person became an Acquiring Person.

        The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Stock. The Rights will expire on November 18, 1998 (Final Expiration Date), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

        At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01333 per Right (Redemption Price). No redemption will be permitted after the time any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided there is no Acquiring Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Purchase Price payable and the number of Preference Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (a) $1 per share or (b) 150 times the aggregate dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preference Shares will be entitled to a preferential liquidation payment of $100 per share, provided that holders of the Preference Shares will be entitled to an aggregate amount per share equal to 150 times the aggregate amount to be distributed per share to the holders of shares of Common Stock. Each Preference Share will have no vote, except as otherwise provided for by law or as set forth in the Company's Certificate of Incorporation, as amended. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preference Share will be entitled to receive 150 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the Preference Shares' dividend and liquidation rights, the value of the number of one one-hundredths of a Preference Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

        One Right was distributed to stockholders of the Company for each share of Common Stock owned of record by them on November 18, 1988. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights.

        The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that any person becomes an Acquiring Person, since until such time the Rights may be redeemed by the Company at $.01333 per Right.

     ITEM 5.  EXPERTS.

        The consolidated financial statements incorporated by reference in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

        The information set forth in the reports, dated January 9 and 31, 1997, of Ralph E. Davis Associates, Inc. concerning certain natural gas and oil reserves, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been reviewed and verified by Ralph E. Davis Associates, Inc. and have been incorporated herein in reliance upon the authority of said firm as experts.

        The information set forth in the report, dated May 9, 1994, of Weir International Mining Consultants relating to lignite coal reserves of Knife River Corporation (formerly known as Knife River Coal Mining Company) appearing in the Company's Annual Report on Form l0-K for the year ended

     December 31, 1996, has been reviewed and verified by Weir International Mining Consultants and has been incorporated herein in reliance upon the authority of said firm as experts.


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The registrant's By-Laws include the following provision:

     SECTION 7.07 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS; INSURANCE.

        (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under the foregoing provisions of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made
     (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section
     7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

        (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

        (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

        The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers. The premium, payable solely by the Company, is not separately allocable to the sale of the securities registered hereby.

     ITEM 8. EXHIBITS.

       EXHIBIT NO.            DESCRIPTION OF EXHIBIT
       -----------            ----------------------

        *4(a)     --   Restated Certificate of Incorporation of the Company, as
                       amended to date (filed as Exhibit 3(a) to Form 10-K for
                       the year ended December 31, 1994, in File No. 1-3480).
        *4(b)     --   By-laws of the Company, as amended to date (filed as
                       Exhibit 3(b) to Form 10-K for the year ended December 31,
                       1996, in File No. 1-3480).
        *4(c)     --   Indenture of Mortgage, dated as of May 1, 1939, as
                       restated in the Forty-fifth Supplemental Indenture, dated
                       as of April 21, 1992, between the Company and The New
                       York Trust Company (The Bank of New York, successor
                       Corporate Trustee) and A.C. Downing (W.T. Cunningham,
                       successor Co-Trustee) filed as Exhibit 4(a) in
                       Registration No. 33-66682).
        *4(d)     --   The Forty-sixth, Forty-seventh and Forty-eighth
                       Supplements to the Indenture of Mortgage between the
                       Company and The New York Trust Company (The Bank of New
                       York, successor Corporate Trustee) and A.C. Downing (W.T.
                       Cunningham, successor Co-Trustee), (filed as Exhibits
                       4(e), 4(f) and 4(g), respectively, in Registration No.
                       33-53896).
        *4(e)     --   Rights Agreement, dated as of November 3, 1988, between
                       the Company and Norwest Bank Minnesota, N.A., Rights
                       Agent, (filed as Exhibit 4(c) in Registration No. 33-
                       66682).
        23(a)     --   Consent of Arthur Andersen LLP.
        23(b)     --   Consent of Ralph E. Davis Associates, Inc.
        23(c)     --   Consent of Weir International Mining Consultants.
        24        --   The Power of Attorney is on page II-12 of this
                       Registration Statement.
     ________________
     *Incorporated herein by reference as indicated.

     ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

        The Registrant.  Pursuant to the requirements of the Securities Act of
        --------------
     1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico, State of California, on the 27th day of May, 1997.

                                        MDU RESOURCES GROUP, INC,

                                        By: /s/ Harold J. Mellen, Jr.
                                           -------------------------------
                                                Harold J. Mellen, Jr.
                                           (President and Chief Executive
                                             Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                       TITLE                DATE
                 ---------                       -----                ----

       /s/   Harold J. Mellen, Jr.      Chief Executive Officer   May 27, 1997
      -------------------------------        and Director
           Harold J. Mellen, Jr.
              (President and
         Chief Executive Officer)


            /s/ Douglas C. Kane         Chief Operating Officer   May 27, 1997
     --------------------------------          and Director
              Douglas C. Kane
         (Executive Vice President
       and Chief Operating Officer)


          /s/ Warren L. Robinson        Chief Financial Officer   May 27, 1997
     --------------------------------
            Warren L. Robinson
      (Vice President, Treasurer and
         Chief Financial Officer)


            /s/ Vernon A. Raile        Chief Accounting Officer   May 27, 1997
     --------------------------------
              Vernon A. Raile
      (Vice President, Controller and
         Chief Accounting Officer)


           /s/ John A. Schuchart              Director            May 27, 1997
     --------------------------------
             John A. Schuchart
          (Chairman of the Board)


            /s/ San W. Orr, Jr.               Director            May 27, 1997
     --------------------------------
              San W. Orr, Jr.
       (Vice Chairman of the Board)


            /s/ Thomas Everist                Director            May 27, 1997
     --------------------------------
              Thomas Everist


            /s/ Richard L. Muus               Director            May 27, 1997
     --------------------------------
              Richard L. Muus


            /s/ Robert L. Nance               Director            May 27, 1997
     --------------------------------
              Robert L. Nance


             /s/ John L. Olson                Director            May 27, 1997
     --------------------------------
               John L. Olson


            /s/ Harry J. Pearce               Director            May 27, 1997
     --------------------------------
              Harry J. Pearce


          /s/ Homer A. Scott, Jr.             Director            May 27, 1997
     --------------------------------
            Homer A. Scott, Jr.


           /s/ Joseph T. Simmons              Director            May 27, 1997
     --------------------------------
             Joseph T. Simmons


     /s/ Sister Thomas Welder, O.S.B.         Director            May 27, 1997
     --------------------------------
        Sister Thomas Welder, O.S.B.

                                    EXHIBIT INDEX


     EXHIBIT NO.            DESCRIPTION OF EXHIBIT
     -----------            ----------------------
     *4(a)        --   Restated Certificate of Incorporation of the
                       Company, as amended to date (filed as Exhibit
                       3(a) to Form 10-K for the year ended December
                       31, 1994, in File No. 1-3480).

     *4(b)        --   By-laws of the Company, as amended to date
                       (filed as Exhibit 3(b) to Form 10-K for the year ended December 31, 1996, in File No. 1-
                       3480).

     *4(c)        --   Indenture of Mortgage, dated as of May 1, 1939,
                       as restated in the Forty-fifth Supplemental
                       Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The
                       Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor
                       Co-Trustee) filed as Exhibit 4(a) in
                       Registration No. 33-66682).

     *4(d)        --   The Forty-sixth, Forty-seventh and Forty-eighth
                       Supplements to the Indenture of Mortgage between the Company and The New York Trust
                       Company (The Bank of New York, successor
                       Corporate Trustee) and A.C. Downing (W.T.
                       Cunningham, successor Co-Trustee), (filed as
                       Exhibits 4(e), 4(f) and 4(g), respectively, in
                       Registration No. 33-53896).

     *4(e)        --   Rights Agreement, dated as of November 3, 1988,
                       between the Company and Norwest Bank Minnesota,
                       N.A., Rights Agent, (filed as Exhibit 4(c) in
                       Registration No. 33-66682).

     23(a)        --   Consent of Arthur Andersen LLP.

     23(b)        --   Consent of Ralph E. Davis Associates, Inc.

     23(c)        --   Consent of Weir International Mining
                       Consultants.

     24           --   The Power of Attorney is on page II-12 of this
                       Registration Statement.
     ________________
     *Incorporated herein by reference as indicated.